(a)	Name of Person(s) Filing:
Andrew Barron Worden, citizen of USA

Barron Partners LP, a DE limited partnership

XWRT2 LP, a DE limited partnership

SBMT2 LP, a DE limited partnership

2DanesRunnin LP, a DE limited partnership

Kaufman2 LP, a DE limited partnership

ABJ Investment Fund LP, a DE limited partnership

(b)Address of Principal Business Office, or, if None, Residence:
Andrew Barron Worden 730 Fifth Avenue, 26th Floor,
New York, NY 10019

Barron Partners LP, 730 Fifth Avenue, 26th Floor,
New York, NY 10019.

XWRT2 LP, 131 Laurel Grove Avenue Kentfield, CA 94904

SBMT2 LP, 104 S. Pecos Street Midland, TX 79701

2DanesRunnin LP, 5016 Silver Lake Plano TX 75093

Kaufman2 LP, 127 W. 69th Street New York, Ny 10023

ABJ Investment Fund LP, #500-117

West Hastings Street, Vancouver BC V6E 2K3 Canada.

SIGNATURES

Andrew B. Worden
By: /s/ Andrew B. Worden

Barron Partners LP
By: Barron Capital Advisors LLC, its general partner
By:  /s/ Andrew B. Worden
Name:  Andrew B. Worden
Title: Managing Member


XWRT2 LP
By: /s/ Joseph Abrams
Name: Joseph Abrams
Title: General Partner

SMBT2 LP
By: Carlton Beal Family Trust FBO Spencer Beal,
its general partner
By: /s/ Spence Beal
Name: Spence Beal
Title: Trustee

Kaufman2 LP
By: Dash.com Inc, its General Partner
Name: Daniel Kaufman
Title: President

ABJ Investment Fund LP
By: /s/ Sandra Lau
Name: Sandra Lau
Title: General Partner

2DanesRunnin LP
By: Higher Ground Investments LP
its General Partner
By: The Canyons Climbing LLC, its General Partner
By: /s/ Robert A. Kaiser
Name: Robert A. Kaiser
Title: Managing Member